Exhibit 99.1

RTI Biologics, Inc.	RTIX	Acquisition of Pioneer Surgical Technology by RTI Biologics Inc. Call	Jun. 12, 2013
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— PARTICIPANTS

Corporate Participants

Wendy T. Crites Wacker – Director-Corporate Communications, RTI Biologics, Inc.

Brian K. Hutchison – President, Chief Executive Officer & Director, RTI Biologics, Inc.

Robert P. Jordheim – Executive Vice President and Chief Financial Officer, RTI Biologics, Inc.

Roger W. Rose – Chief Commercial Officer & Executive VP, RTI Biologics, Inc.

Caroline A. Hartill – Chief Scientific Officer & Executive VP, RTI Biologics, Inc.

Other Participants

David L. Turkaly – Analyst, JMP Securities LLC

Matthew Hewitt – Analyst, Craig-Hallum Capital Group LLC

Matt V. Dolan – Analyst, ROTH Capital Partners LLC

Chris Cooley – Analyst, Stephens, Inc.

Jayson T. Bedford – Analyst, Raymond James & Associates, Inc.

William J. Plovanic – Analyst, Canaccord Genuity, Inc.

Neil Joseph Gagnon – Analyst, Gagnon Securities LLC

— MANAGEMENT DISCUSSION SECTION

Operator: Good day ladies and gentlemen and welcome to the RTI Biologics Acquisition Announcement. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will be given at that time. [Operator Instructions] As a reminder, today’s conference is being recorded.

I’d now like to turn the conference over to your host Ms. Wendy Crites Wacker. Please, go ahead.

Wendy T. Crites Wacker, Director-Corporate Communications

Good morning and thank you for joining RTI Biologics for our conference call to discuss our acquisition of Pioneer Surgical Technology. RTI President and Chief Executive Officer, Brian Hutchison will discuss the transaction, strategic rationale and financial implications. Rob Jordheim, Executive Vice President and Chief Financial Officer will also be available to address questions during Q&A at the end of the call.

Before we begin, let me make the following disclosure about forward-looking statements. This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management.

Words such as anticipates, expects, intend, plans, believes, seeks, estimates, variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results of regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements.

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These statements are not guarantees of future performance and are subject to risks and uncertainties including the risk described in public filings with the U.S. Securities and Exchange Commission. In addition, these statements are subject to risks associated with Pioneer’s financial condition, business and operations and the integration of Pioneer systems with ours. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements.

Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website or the SEC’s website. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Now I’ll turn the call over to Brian Hutchison to get us started.

Brian K. Hutchison, President, Chief Executive Officer & Director

Good morning everyone. This morning we announced that RTI Biologics is acquiring Pioneer Surgical Technology for $130 million in a cash transaction. We’re really excited about the combination of our two businesses, as I will detail in this presentation. We believe that this transaction significantly advances our strategic goals while being financially attractive. We expect this acquisition will be accretive to cash earnings per share and free cash flow in 2014 excluding one-time related items.

The transaction will be funded through a combination of cash on hand, a new credit facility and a concurrent private placement of convertible preferred equity from Water Street Healthcare Partners. The merger agreement has been approved by both company’s board of directors. The merger is subject to customary closing conditions and regulatory approvals and we expect to close in the third quarter of 2013.

After the closing, I will continue to serve as President and CEO of the combined company and Rob will continue to serve as Executive Vice President and CFO. The remainder of the executive team will be made up of current RTI management team and some members of the current Pioneer senior leadership team. Our headquarters will remain in Alachua, Florida.

Let me give you a little more color on the financing of the transaction. RTI has received a commitment from TD Bank and Regions Bank for a five-year, $80 million senior secured facility, which includes a $60 million term loan and a $20 million revolving credit facility.

Additionally, RTI has agreed to a $50 million private placement of convertible preferred equity with Water Street, a leading healthcare-focused strategic private equity firm. The convertible preferred equity – preferred stock initially will be convertible into RTI common stock at $4.39 per share, giving Water Street 16.8% ownership in the combined company.

We’re very pleased to have Water Street involved in this transaction. As a healthcare-focused firm, strategic private equity firm, they have a strong track record of leading transformational acquisitions that have created market-leading healthcare companies of greater long-term value. Through this agreement we’ll be able to leverage their extensive operating experience, industry knowledge and network of relationships in the medical products sector.

We have agreed to appoint two directors designated by Water Street to the company’s board of directors, effective at the closing of the transaction. The addition of the Water Street appointees brings RTI’s total number of directors to 10 members. Over the past few years, we have been clear

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about our strategic initiatives and we believe this acquisition advances our business across all of the strategies. Our acquisition of Pioneer creates a diversified, global, surgical implant company well positioned for growth in orthopedics and biologics markets.

Strategically, we’ve focused – we’ve discussed diversification of our business outside of biologics, while remain committed to our industry-leading natural biologics portfolio, this acquisition diversifies our business into metal and synthetic devices. Pioneer also brings with them an attractive, second generation synthetic biologics platform that we believe enhances our current offering. We’ve also discussed our goal of expanding our direct business as a percent of our overall revenue.

As you recall, we’ve been in the process of this – starting two new direct distribution forces in surgical specialties in spine to add to our successful sports medicine direct business. Pioneer has well-developed distribution network that will be additive to our existing distribution and will provide significant cross distribution opportunities, importantly, will have an additional distribution capability for our upcoming launch of map3 this year.

Pioneer has established international distribution network that is complementary to our existing international operations. The combination of the two will allow the company to enhance its international reach and provide a platform for new growth opportunities.

Financially, the acquisition benefits the company by raising RTI’s organic growth rate and providing revenue growth opportunities from distribution of the combined portfolio across multiple channels. In addition, the addition of Pioneer’s medical devices will improve RTI’s current gross margin profile.

Let me spend a few minutes describing Pioneer a little more fully for those of you who are unfamiliar with the company. Pioneer was founded in 1992 and has grown rapidly through the development of innovative metal and synthetic implants in the biologic, orthopedic, spine, trauma and cardiothoracic markets.

The company is headquartered in Marquette, Michigan and internationally is based in Houten, The Netherlands. The company’s primary manufacturing facilities are in Marquette and Greenville, North Carolina. Currently, Pioneer employs about 300 people in the U.S. and Europe.

Financially, Pioneer has built a well-diversified revenue base and has been experiencing strong and consistent revenue growth. 50% of Pioneer’s business is in spine, 30% is in trauma, 15% is in biologics, with 5% from cardiothoracic. In 2013, Pioneer generated $88 million of revenues and has been growing revenues by an average of 12% annually.

This next slide gives you a little more color on the breadth of Pioneer’s product line. We’ve done extensive clinical diligence on this portfolio and we received very positive feedback. These are high – very high quality products that will fit well in – with RTI’s high standards and current industry-leading portfolio.

Pioneer has a full fusion portfolio, including products for the cervical, thoracic and lumbar spine. They have lateral products, as well as tools for minimally invasive surgery. And Pioneer’s biologic business, they have a diversified offering including exciting second generation bioactive synthetic, as well as DBM and allograft implants.

Pioneer’s trauma and cardiothoracic portfolios will be exciting new areas of focus for RTI. The trauma portfolio includes a comprehensive trauma and reconstructive cable system, used in a broad range of trauma procedures. The cardiothoracic portfolio features an industry-leading cable and plating system used to close the sternum after a major cardiothoracic surgery.

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Let’s look at how the company – combined company will move us closer to some of our strategic goals. Importantly, this acquisition has metal and synthetic devices to our existing natural biologics portfolio. Strategically, this diversifies our business and gives us the ability to serve our customers with a larger portfolio of implants.

On a pro forma basis, for the last 12 months ending March 31, 2013, total revenues would have been $263 million with a 68% of the revenues coming from allograft and xenograft implants and 32% coming from metal and synthetic devices.

We’ve spoken for some time about our desire to directly control the distribution of our implants and we have illustrated success through consistent growth of our direct sports medicine business since its inception in 2005. This is important for RTI for the long-term, because it gives us more visibility to end markets, providing stability for the business and as well as better margins.

We have stated that our strategic goal is to have direct distribution contribute around 60% of our revenue in the next five years. This acquisition accelerates our path to that goal with pro forma direct revenues for the last 12 months ending March 31, 2013 at 47% of the total revenue.

Another part of our strategic plan has been to increase our international business. This acquisition gives us an expanded global footprint, including growing distribution in China and a broader portfolio of implants outside the U.S. The combined company will have distribution in 47 countries with facilities in Germany and the Netherlands. This transaction also improves our financial profile by providing immediate increases in the scale of our business, stronger revenue growth profile and enhanced margins. We stated that our goal has been to improve gross margins in the 50% range and beyond. On a pro forma basis, for the last 12 months ended March 31, 2013, the combined business would have gross margins of 56%.

Thank you for taking the time to discuss the acquisition of Pioneer. We are enthusiastic about the combination of the two business and prospects for the future. In particular, we’re excited about the transaction because it advances so many of our corporate strategic goals, diversifies our portfolio, our revenue opportunities and our customer base. It provides us with great platform which to grow and enables us to leverage the expertise of a knowledgeable healthcare investor to grow the company.

With that, I’d like to open up the call to questions. Ellie?

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— QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Our first question comes from Dave Turkaly of JMP Securities. Please go ahead.

<Q – Dave Turkaly – JMP Securities LLC>: Thanks and congrats on this. Brian, just quickly, from a strategic standpoint, we all know that you had two big new launches coming and I just wonder if you could extend a little on the timing. Was there anything going on with Pioneer that made this more urgent, or why exactly now, why is now the right time for this deal?

<A – Brian Hutchison – RTI Biologics, Inc.>: Well, Dave, as you all know, deals take a long, long time and we’ve been looking at Pioneer off and on as well as our entire BG process for – well we’ve had BG in place now for over two years and we’ve been looking at Pioneer for probably a year and steadily looking at it for six months. There’s no relationship to our current launch plans of porcine dermis or really map3 that made us do this quicker.

Now, clearly, because of the spine business associated with Pioneer, it gives us a natural place to go with our map3 for spine. As we’ve said to you many times, we expect to take map3 to foot and ankle first. None of that has changed. So there are no changes to our plans. But this does allow us access to spine and we’re excited about that. So, overall, there’s not a strong correlation between our organic business development and this particular acquisition, other than as we’ve said, consistently, we’re looking for our base business to grow.

We’re looking to add organic product development. We’re launching to exciting new products right now, which we are excited about and then the third element is M&A and the timing of this just happened to work out to be now.

<Q – Dave Turkaly – JMP Securities LLC>: And it sounds like these guys had a solid direct business, maybe like 65% of their revenues. Did you say in the presentation all like, how many reps they’re bringing in, are those people primarily spine dedicated reps today?

<A – Brian Hutchison – RTI Biologics, Inc.>: We didn’t mention that and they are primarily dedicated to spine. They are all distributors, so they have very few actual employees that would be classified as direct sales people. They do have marketing people, but most of their distribution is done by independent distributors and the number is approximately 200.

<Q – Dave Turkaly – JMP Securities LLC>: And then a last one, just quickly, if, I know it mentions accretive in 2014. Could you share with us, perhaps, off of what base, I’m looking at I think a consensus number is something like I don’t know $0.30 in earnings, is that accretive to what number in 2014 should we be thinking of? Thanks a lot.

<A – Rob Jordheim – RTI Biologics, Inc.>: Dave, this is Rob here. If you look, our consensus – earnings per share for 2014 is around $0.25 per share. I guess if you look at on a non-GAAP operating basis and that means factoring out purchase accounting adjustments or certain purchase accounting adjustments, one-time integration costs and one-time transaction costs, where you end is about [ph] useful (15:49) to slightly dilutive in 2013 and modestly accretive to that number in 2014.

<Q – Dave Turkaly – JMP Securities LLC>: Thank you very much.

Operator: Our next question comes from Matt Hewitt of Craig-Hallum Capital. Please go ahead.

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<Q – Matt Hewitt – Craig-Hallum Capital Group LLC>: Good morning. Thank you for taking the questions. I just wanted to dive into the distribution a little bit more. You talked about the extensive distribution for Pioneer. That’s one of the areas that you’ve been growing your direct sales force and I think you’re up to 16, if I’m not mistaken last quarter. You’re adding 200 independent sales reps. How was this going to help you drive your direct business if you’re bringing on a bunch more independent distributors?

<A – Brian Hutchison – RTI Biologics, Inc.>: Matt, these are very different. The 16 that you referred to is our general surgery business. This acquisition has no impact on our general surgery group. That group will continue on its path. They’ve launched porcine dermis. They’re all focusing on general surgery. So they have porcine dermis, bovine pericardium and human allograft for general surgery applications and that is totally dedicated to that group.

Separately, the Pioneer group brings 200 people that are dedicated to spine. And if you follow the spine model, most small spine companies do not use direct employees. They use this distribution model, so in that way, we will be very similar to them. And in that area, all we have are a few leadership people, more marketing people than anybody dedicated to the sales effort in spine.

So this will be a new area for us work and as you recall in presentations, we’ve talked about building a direct spine sales force. We didn’t have product portfolio to really get started. The focus would have been map3 once we have it. We now have this direct segment. So in essence, we will have five selling organizations. We’ll have our direct business in general surgery that I just mentioned. We’ll have our direct business in sports orthopedics. We’ll have this new direct business in spine.

We will have an international segment and then finally we’ll have – don’t go by this title, it’s not meant to be a name, but it’ll be basically a segment that controls all of our OEM customers, which in this combined company is potentially are approaching $100 million in revenue for us. So, we still need to pay close attention to all of our commercial customers because we fully expect to continue to try to maintain and grow those relationships as well.

<Q – Matt Hewitt – Craig-Hallum Capital Group LLC>: Okay. But do you anticipate this transaction causing any problems with your existing partnerships/distribution agreements?

<A – Brian Hutchison – RTI Biologics, Inc.>: Well, initially, we expect that there will be some confusion and possible concern. I think we’ve demonstrated to all of our commercial relationships that we do not share their designs with anyone else. We would not violate any of those confidentiality rules that we have with them. So we hope that we can maintain as many of them as possible over the long-term, once we can get through the initial phase of this.

<Q – Matt Hewitt – Craig-Hallum Capital Group LLC>: All right. Thanks. I’ll jump back in the queue.

Operator: Our next question comes from Matt Dolan of ROTH Capital Partners. Please go ahead.

<Q – Matt Dolan – ROTH Capital Partners LLC>: Hi, good morning, guys. Thanks for taking the questions. Brian, I wanted to just touch on your vision of the combined business and how the revenue progresses from here. It sounds like a lot of the strategic rationale for the deal is the ability to cross-sell products. So, can you walk us through what those sales leverage points might be, and perhaps, quantify, can Pioneer continue to grow at 12% and how does that affect your growth rate going forward?

<A – Brian Hutchison – RTI Biologics, Inc.>: Well, if you recall, Matt, I think you and I have had this conversation, where we talk about the base business, meaning our base allograft business

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growing in low single-digits, low to mid-single digits, growing basically with the donation rate in the United States. Then we talked about layering on our organic product development to try to help us drive our growth rate closer to double digits.

And then, of course, we talked about M&A. This particular acquisition, I do believe, will continue to grow its top line in excess of 10%, possibly 12%. We expect that it will help us grow our entire business faster at the top line, while improving gross margins. So that was absolutely part of the strategy here. So, we believe that this company has great – a great portfolio of products on the market today and a solid pipeline of products to come in the segments therein.

<Q – Matt Dolan – ROTH Capital Partners LLC>: Okay. And then, again, you mentioned accretion next year. Maybe you can just tell us what – are there any cost synergies that you’ve considered into the valuation of this deal? What are – where do those come from and maybe how much? That’d be helpful.

<A – Rob Jordheim – RTI Biologics, Inc.>: Yeah, Matt, this is Rob. In the valuation of this deal, there is some cost synergies, as well as some revenue synergies that Brian alluded to. From a cost synergy standpoint, we’re going to look at the areas where there is duplication and things like that. But I will tell you that the deal stands alone without significant cost savings. Obviously, we’re going to try to get those where we can. But, the deal, as it stands today, it doesn’t need a lot of cost synergies to be successful.

<Q – Matt Dolan – ROTH Capital Partners LLC>: Can you tell us what the – what Pioneer’s operating margin profile looks like?

<A – Rob Jordheim – RTI Biologics, Inc.>: Yeah, from an operating standpoint, Pioneer – from an operating margin standpoint, they are roughly in the mid single-digits at this point in time. And the gross margins are upwards around 70%.

<Q – Matt Dolan – ROTH Capital Partners LLC>: Okay. And then I might have missed the last question. But, Brian, do you see with your current distribution relationships, are there any immediate channel conflicts that you foresee or anything we should be thinking about with your OEM or distribution business?

<A – Brian Hutchison – RTI Biologics, Inc.>: I’ll let Roger address that.

<A – Roger Rose – RTI Biologics, Inc.>: Matt, there are some of our sports medicine ortho distributors that do distribute various spine lines. And we’ll be working with them individually one by one. I wouldn’t categorize it as a lot. It’s a small piece of that business.

<Q – Matt Dolan – ROTH Capital Partners LLC>: So, nothing material in terms of your existing book of revenue?

<A – Roger Rose – RTI Biologics, Inc.>: No.

<Q – Matt Dolan – ROTH Capital Partners LLC>: Okay. All right. Thank you.

Operator: Our next question comes from Chris Cooley of Stephens. Please go ahead.

<Q – Chris Cooley – Stephens, Inc.>: Good morning, guys. Thanks for taking the questions. If I could just, when you look at the Pioneer business, you just alluded to the, you think you – they can sustain 10% plus growth going forward. Could you help us kind of back into that when you look at the portfolio a lot of metals there, which I would assume has a lower growth rate? So, help us think about kind of the balance of the spine mix right now and those relative growth rates and what gives

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you confidence they can sustain at 10% plus growth rate going forward and just as kind of a clarification, will the independent distributors brought on from Pioneer have access to map3? And would that be considered – I have one other follow-up after that. Thanks.

<A – Rob Jordheim – RTI Biologics, Inc.>: Hey, Chris, this is Rob. To the first point of your question, on the 10% growth rate, when you look at the mix of products within Pioneer, obviously we all know about the spine metal market and that’s growing kind of in that flat to single-digit growth rate.

Pioneer has been successful to grow faster than market, based on their product portfolio, so we would expect that to continue. Aside from the fusion product area, they’ve been very successful in the biologics. The growth rate in the biologics has been upwards around 40% to 50% year-over-year.

The trauma has also been double-digit growth. And when you look at international, international has been showing great growth and we feel there’s a lot of opportunity there. So, we feel that the 10% growth rate is certainly achievable, based on the portfolio and based on what we can add to that portfolio. With respect to the map3 stem cell product, absolutely their sales force will have access to it.

<Q – Chris Cooley – Stephens, Inc.>: Okay. Great. And then just in terms of the structure, as we kind of turn back into your accretion expectations for next year, obviously you have cash on the balance sheet right now, just kind of your thoughts on the two components for the debt and how we should assume that going forward?

<A – Rob Jordheim – RTI Biologics, Inc.>: Well, kind of what we’ve been trying to do here is we want to maintain a certain amount of cash on the balance sheet and then, added on top of that, we want to maintain a certain amount of liquidity. So, we benchmarked kind of where the liquidity number needs to be for the next few years and what I will tell you, at this point, we’ll be in a net cash position in the next three to four years, which we think is very fast.

<Q – Chris Cooley – Stephens, Inc.>: Okay. Thank you so much.

Operator: Our next question comes from Jayson Bedford, Raymond James. Please go ahead.

<Q – Jayson Bedford – Raymond James & Associates, Inc.>: Good morning and congratulations on the deal here. A few questions, the $88 million in revenue I think you mentioned for Pioneer, is that all derived from Pioneer manufactured products or are there other revenue sources in there?

<A – Brian Hutchison – RTI Biologics, Inc.>: It’s all Pioneer products.

<Q – Jayson Bedford – Raymond James & Associates, Inc.>: Okay. And then, you mentioned the growth over last year, is that all organic? I think you said 12%. Is that all organic, has there been anything acquired in there that would lift that growth?

<A – Rob Jordheim – RTI Biologics, Inc.>: Jayson, this is Rob. That would be organic growth.

<Q – Jayson Bedford – Raymond James & Associates, Inc.>: Okay. The modest accretion that you talked about in 2014, that assumes 10% plus growth in Pioneer, is that right?

<A – Rob Jordheim – RTI Biologics, Inc.>: Correct.

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<Q – Jayson Bedford – Raymond James & Associates, Inc.>: Okay. And then, just the last couple, here. Rob, I think you said operating margin in the mid single-digit, I think on the slide deck it looks like EBITDA margins is 15%. What’s the big delta there?

<A – Rob Jordheim – RTI Biologics, Inc.>: Well, in the spine business there is heavy investment in what we call instrumentation, which is the devices used to put in the implants. So when you factor out the amortization of those – of that particular item, that’s where you get the EBITDA jump.

<Q – Jayson Bedford – Raymond James & Associates, Inc.>: Okay. Okay. And then, just in reference to an earlier question, some of your bigger OEM agreements, obviously, I’m thinking Medtronic, here. When does that current contract expire?

<A – Brian Hutchison – RTI Biologics, Inc.>: The current contract expires in 2014 and we’ve been in dialogue with them about renewing and extending.

<Q – Jayson Bedford – Raymond James & Associates, Inc.>: When would you expect to be able to disclose renewing and extending?

<A – Brian Hutchison – RTI Biologics, Inc.>: I really couldn’t put a timeframe on it.

<Q – Jayson Bedford – Raymond James & Associates, Inc.>: Okay. Thank you.

Operator: Our next question comes from Bill Plovanic of Canaccord. Please go ahead.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: Great. Thanks. Good morning. Can you hear me?

<A – Brian Hutchison – RTI Biologics, Inc.>: Yes, Bill. Good morning.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: A couple questions here. First, when do you expect the deal to close?

<A – Brian Hutchison – RTI Biologics, Inc.>: As fast as possible. We’re going to ask for early termination of Hart-Scott-Rodino and if that’s successful then we could close in early July.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: And if you don’t get early termination of HSR?

<A – Brian Hutchison – RTI Biologics, Inc.>: I think it’s a 30-day period just for that, so we’d be out till mid to late July.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: Okay. And then, what type of interest rate do you think you’ll end up paying on that debt? Is that like 5%, 6% debt or how should I think about it?

<A – Rob Jordheim – RTI Biologics, Inc.>: Well, it’s based on an EBITDA to senior leverage debt ratio. But what we’re looking at from an interest rate standpoint, it’s substantially lower. We’ll get LIBOR plus 1% to 1.75% based on that ratio. So, I think if you really want to look at it, it would be around somewhere in that 2%, 2.5%.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: So 2% to 2.5% all in?

<A – Rob Jordheim – RTI Biologics, Inc.>: Yeah.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: Okay. And then, you gave us EBITDA and the operating profit for Pioneer. What was Pioneer’s free cash flow?

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<A – Rob Jordheim – RTI Biologics, Inc.>: From a free cash flow standpoint it was about $5 million.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: Okay. And then, you mentioned the revenue and expense synergies. Obviously, if we look at this it sounds like, as we talk about 10% growth for 2014, you’re not putting any revenue synergies in. Is that correct?

<A – Rob Jordheim – RTI Biologics, Inc.>: For 2013 we’re not putting any revenue synergies in, but we are for 2014.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: And then, to what extent? I mean, how much are we talking about?

<A – Rob Jordheim – RTI Biologics, Inc.>: Well, less than $10 million in 2014.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: And as we think about expense synergies, same question there, kind of how much should we think about in 2013 and how much in 2014?

<A – Rob Jordheim – RTI Biologics, Inc.>: From an expense standpoint you’re going to be looking at a couple a million – in 2013, maybe $0.5 million to $1 million, in 2014 that number will double. But as I said before, we’re going to look for expense synergies in areas of duplication and things like that, but we’re also going to look to invest in the business to grow it.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: Okay. And I’m not – we’ve seen Pioneer on the conference floors. How broad is their product offering in the spine business and metal side of the business?

<A – Rob Jordheim – RTI Biologics, Inc.>: It’s a solid portfolio, Bill. And, there are things in the pipeline to come.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: Okay. And then I – my last question, I think somebody asked this in the beginning. I forget who it was. But, I know you’ve been looking at acquisitions for a long time, but does this acquisition signify that you’re not as excited about the hernia repair product?

<A – Brian Hutchison – RTI Biologics, Inc.>: No, absolutely not. We’re very excited about our prospects there and I feel like that business segment will do very, very well. We’re certainly going to continue to drive that and they actually have some ideas they’re suggesting for M&A as well. Obviously, we won’t be chasing things too quickly. We want to get off the ground and get our group driving revenue, which we think we will do with the product line we have and then we’ll continue to add to that as we go forward. So that business segment will continue to be a strong focus for us. The gross margins in there are very, very exciting, as well.

<Q – Bill Plovanic – Canaccord Genuity, Inc.>: Okay, great. Thanks. That’s all I had.

Operator: Our next question comes from Neil Gagnon of Gagnon Securities. Please go ahead.

<Q – Neil Gagnon – Gagnon Securities LLC>: Good morning.

<A – Brian Hutchison – RTI Biologics, Inc.>: Good morning.

<Q – Neil Gagnon – Gagnon Securities LLC>: What kind of balance sheet does Pioneer have? What are you assuming in the way of their balance sheet?

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RTI Biologics, Inc.	RTIX	Acquisition of Pioneer Surgical Technology by RTI Biologics Inc. Call	Jun. 12, 2013
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<A – Rob Jordheim – RTI Biologics, Inc.>: In terms of what, Neil? In terms of just assets or...

<Q – Neil Gagnon – Gagnon Securities LLC>: Well, I’m thinking of debt, really.

<A – Rob Jordheim – RTI Biologics, Inc.>: Well, debt, with all the debt that they currently have is going to be paid as a cash free, debt free deal. Any debt that’s assumed, or issued will be on the combined company. And that’s the $80 million credit facility.

<Q – Neil Gagnon – Gagnon Securities LLC>: Rob, when you were giving those numbers before, the operating margin of the company, was that after paying a significant interest rate on that debt?

<A – Rob Jordheim – RTI Biologics, Inc.>: Not on the operating side, no. But the significant – the interest rate is about 2% to 2.5%, which we feel is...

<Q – Neil Gagnon – Gagnon Securities LLC>: I’m wondering what they had. Do they have a significant interest expense?

<A – Rob Jordheim – RTI Biologics, Inc.>: Not that significant. Their debt was about $14 million.

<Q – Neil Gagnon – Gagnon Securities LLC>: Okay. So, the current owners will take care of making that go away?

<A – Rob Jordheim – RTI Biologics, Inc.>: Yes.

<Q – Neil Gagnon – Gagnon Securities LLC>: On the allograft that they are buying now, will you be able to take over that supply?

<A – Brian Hutchison – RTI Biologics, Inc.>: Neil, this is Brian. In some cases, we could. And in some cases, we actually want to leverage the relationships they have. They are with products that we don’t currently make. And we think the suppliers they have are capable of making those particular grafts, so we’ll continue with that. Certainly, we’ll supplement it with things that we can add to the portfolio, as well. But I want to look at it more as an incremental thing than a replacement thing.

<Q – Neil Gagnon – Gagnon Securities LLC>: Okay. Brian, as you and the team were considering a whole acquisition of Pioneer, could you balance for me, please, how much are you excited about products that they have, and how much are you excited about distribution capability that they have?

<A – Brian Hutchison – RTI Biologics, Inc.>: That’s a really good question. Early on, I was excited about the distribution capabilities. And we’ve looked at a lot of companies in these spaces and through the six months of really focusing on this, I became very excited about the products themselves, the quality of the products, the surgeon reaction to the products. And what’s in the pipeline behind these current products.

They’ve got some very, very capable people in R&D. Very, very focused energetic people who’ve got some great ideas and the ability to bring some products forward that we think surgeons and patients will want.

So, we got excited about the product line through the process. So, at the end of the day, I’m excited about both. We’ve got a good opportunity to enhance distribution and frankly give our current sports medicine folks access to some great second generation synthetic biologics that they’ve never had before. So, there are significant opportunities here that for us all get excited about. The proof is in all the execution that’s in front of us, but we are really excited about those possibilities.

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RTI Biologics, Inc.	RTIX	Acquisition of Pioneer Surgical Technology by RTI Biologics Inc. Call	Jun. 12, 2013
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<Q – Neil Gagnon – Gagnon Securities LLC>: Good. The last question, did you have any relationship with Pioneer before this, were they a distributor for you in anyway?

<A – Brian Hutchison – RTI Biologics, Inc.>: They were a customer, have been for many years.

<Q – Neil Gagnon – Gagnon Securities LLC>: They were. So, you’ve known about the organization?

<A – Brian Hutchison – RTI Biologics, Inc.>: Yes.

<Q – Neil Gagnon – Gagnon Securities LLC>: Good. Brian and team, thank you.

<A – Brian Hutchison – RTI Biologics, Inc.>: Thank you, Neil.

Operator: We have a follow-up question from Matt Hewitt of Craig-Hallum Capital. Please go ahead.

<Q – Matt Hewitt – Craig-Hallum Capital Group LLC>: Thank you. Quickly, first, you mentioned that you’re going to be leveraging their allograft suppliers. Are they having, or have they had any issues with the FDA and where does RTI currently sit in the re-inspection process?

<A – Brian Hutchison – RTI Biologics, Inc.>: Carrie Hartill happens to be in the room. I’ll let her address that with you.

<A – Carrie Hartill – RTI Biologics, Inc.>: Okay. So, to answer the first part of your question first, we clearly know who the current suppliers for Pioneer for the allograft that they are receiving are and that includes RTI. The other suppliers to our knowledge do not have any specific enforcement actions pending. And that’s as far as we know, based on what’s public information. And then, we’ve also fairly closely interrogated the way that Pioneer oversees those allograft suppliers. So we have a pretty high level of confidence that there is no liability there.

Relative to RTI, we are still eagerly anticipating the FDA revisit. We are ready for them. We’ve been ready for them now for several months. And we don’t drive their timetable they do.

<Q – Matt Hewitt – Craig-Hallum Capital Group LLC>: Okay. Thank you.

Operator: And with no further questions at this time, I would like to turn the conference back over to Mr. Brian Hutchison for closing remarks.

Brian K. Hutchison, President, Chief Executive Officer & Director

Thank you. Thanks again for joining us today to discuss the acquisition of Pioneer. We look forward to seeing many of you in the coming months, including at the Canaccord Genuity Annual Growth Conference in Boston, August 14 and 15. We’ll also update you on our progress during our second quarter earnings call at the end of July or beginning of August. Thank you.

Operator: Ladies and gentlemen, this does conclude today’s conference. You may all disconnect and have a wonderful day.

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